Exhibit 10.1

EXECUTION VERSION

LOAN AGREEMENT

among

MINERA SAN CRISTÓBAL S.A.,
as Borrower

EACH OF THE LENDERS NAMED HEREIN,

and

BNP PARIBAS,
as Administrative Agent

Dated as of December 1, 2005

U.S.$175,000,000

i

Section 6.	Conditions Precedent.	17
6.01	Initial Loans	17
6.02	Each Loan	18

Section 7.	Representations and Warranties	18

Section 8.	Covenants.	19
8.01	Common Security Agreements Covenants	19
8.02	PRI Policy	19

Section 9.	Events of Default; Remedies.	20
9.01	Events of Default	20
9.02	Remedies	20

Section 10.	Miscellaneous.	21
10.01	Waiver	21
10.02	Notices	21
10.03	Amendments, Etc.	21
10.04	Successors and Assigns	22
10.05	Assignments and Participations	22
10.06	Survival/Reinstatement	24
10.07	No Immunity	24
10.08	Counterparts	24
10.09	GOVERNING LAW AND SUBMISSION TO JURISDICTION	24
10.10	WAIVER OF JURY TRIAL	24
10.11	Judgment Currency	24
10.12	Severability	25

EXHIBIT A	-	Form of Note
EXHIBIT B	–	Amortization Schedule
EXHIBIT C	–	Form of Assignment and Assumption Agreement

ii

LOAN AGREEMENT dated as of December 1, 2005 among MINERA SAN CRISTÓBAL S.A., a sociedad anónima organized under the laws of Bolivia (the “Borrower”); each of the Lenders that is a signatory hereto as a “Lender”, or each lender that may from time to time become a Lender, pursuant to Section 10.05(b), (each, a “Lender” and, collectively, the “Lenders”); and BNP PARIBAS, as agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, for purposes of financing in part the development of the Project, the Borrower desires that the Lenders make certain loans to it, and the Lenders wish to make certain loans to the Borrower, all on the terms and conditions set forth herein and in the Common Security Agreement.

NOW THEREFORE, in consideration of the foregoing, the agreements contained herein and in the Common Security Agreement and for other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

Section 1.                                            Definitions and Accounting Matters.

1.01                           Certain Defined Terms.  Except as otherwise defined herein, capitalized terms used herein (including the preamble and recital of this Agreement) shall have the meanings assigned to such terms in the Common Security Agreement (including Appendix A thereto).  For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Administrative Agent” has the meaning assigned thereto in the first paragraph of this Agreement.

“Advance Date” has the meaning assigned thereto in Section 4.05.

“Agreement” means this Loan Agreement.

“Applicable Lending Office” means, for each Lender, the “Lending Office” of such Lender (or of an affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time designate pursuant to Section 5.07 as the office by which its Loans are to be made and maintained; provided, however, that if any Lender at any time so designates more than one “Lending Office”, the “Applicable Lending Office” for such Lender with respect to any specific Loan (or portion thereof) held by such Lender shall be the “Lending Office” designated on the books of such Lender as the Lending Office for such Loan (or portion thereof).

“Availability Period” means the period from the date hereof until the Commitment Termination Date.

 “Borrower” has the meaning assigned thereto in the first paragraph of this Agreement.

“Borrowing” shall mean (a) all Loans made on the same Disbursement Date and (b) all Loans as to which a single Interest Period is in effect.

“Business Day” means any day that is a New York Business Day and a day on which banks are generally open for business in London, England.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any Applicable Lending Office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Commitment” means any Tranche A Loan Commitment or Tranche B Loan Commitment.

“Common Security Agreement” means the Common Security Agreement dated as of December 1, 2005 among the Borrower, Apex Luxembourg, Apex Sweden, Apex Metals, the Administrative Agent, the Technical Agent, the Collateral Agent and the Securities Intermediary, the Hedge Banks party thereto and the Lenders party thereto.

“Cover Schedule” means as of any date the most recent cover schedule, in the form of annex B to the Loan PRI Policy (or the cover schedule as described in any Replacement Loan PRI Policy), executed by the Administrative Agent and the Loan PRI Insurer.

“Covered Taxes” has the meaning assigned thereto in Section 5.05(a) hereof.

“Current Amount Insured for Principal” means the amount identified as the current amount insured for principal in the Cover Schedule.

“Default Interest Period” means each successive period (not in excess of one month) as the Administrative Agent shall choose (with the consent of the Majority Bank Lenders), during which any amount payable by the Borrower hereunder is in default.  The first such period shall commence as of the date on which such amount in default becomes due, and each such succeeding period shall commence immediately upon the expiry of the immediately preceding period; provided, however, that in the absence of or pending consent of the Majority Bank Lenders, each Default Interest Period shall have a duration of one week.

“Default Margin” means a rate per annum equal to 2.00%.

“Eurocurrency Liabilities” has the meaning ascribed thereto in Regulation D.

“Excluded Taxes” means (a) in the case of each Lender and the Administrative Agent, (i) Taxes imposed on its overall net income (including branch profits or similar taxes), and franchise taxes imposed in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and (ii) Taxes imposed because of a connection between Bolivia and such

Lender or the Administrative Agent, as the case may be, other than the execution and delivery of, lending money or extending credit pursuant to, receiving payments under, or enforcing this Agreement, the Common Security Agreement, the Loans, the Notes, the Security Documents, the other Financing Documents or any related document, and (b) in the case of each Lender, Taxes imposed on its overall net income, and franchise taxes imposed in lieu of net income taxes (within the meaning of Section 903 of the United States Internal Revenue Code of 1986, as amended, if such lender is a U.S. person, or any similar provision of foreign law, if such Lender is not a U.S. Person), by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof.

“Interest Election Request” means a request by the Borrower designating the duration of an Interest Period in accordance with Section 3.02.

“Interest Payment Date” means, with respect to any Loan or Borrowing, each Quarterly Date.

“Interest Period” means, for any Borrowing: (a) the period commencing on the Disbursement Date for Loans comprising such Borrowing and ending on but excluding the next following Quarterly Date occurring at least thirty (30) days thereafter and (b) thereafter, each period commencing on the last day of the next preceding Interest Period for such Borrowing and ending on but excluding (i) the next following Quarterly Date or (ii) the second following Quarterly Date, in each case, as specified in the applicable Notice of Disbursement or Interest Election Request; provided, that (A) there shall be no more than three outstanding Interest Periods at any given time, (B) no Interest Period will overrun a Principal Repayment Date and (C) any Interest Period that would otherwise end after the Final Maturity Date will end on the Final Maturity Date.

“Lenders” has the meaning assigned thereto in the first paragraph of this Agreement.

“LIBO Rate” means, with respect to any Borrowing for any Interest Period or any amount not paid when due hereunder for any Default Interest Period, the rate appearing on Page 3750 of the Dow Jones Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the average rate (calculated to four decimal places by the Administrative Agent) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of each Reference Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“LIBOR Reserve Period” has the meaning assigned to such term in Section 5.01(e).

“Loan PRI Policy Application” “ means the documents listed in item 30 of the declarations of the Loan PRI Policy.

“Loan” means any Tranche A Loan or any Tranche B Loan.

“Majority Bank Lenders” means Lenders holding more than 50% of the sum of (a) the aggregate amount of uncancelled and undrawn Commitments and (b) the aggregate principal amount of outstanding Loans.

“Margin” means (a) in the case of Tranche A Loans and any Borrowing of Tranche A Loans, the Tranche A Margin and (b) in the case of Tranche B Loans and any Borrowing of Tranche B Loans, the Tranche B Margin.

“Negotiation Period” has the meaning assigned thereto in Section 5.02.

“New York Business Day” means any day on which commercial banks are not authorized or required to close in New York, New York, United States of America.

“Participant” has the meaning assigned thereto in Section 10.05(c).

“Reference Banks” means BNP Paribas, Barclays Bank PLC and a third Lender selected by the Administrative Agent and approved by the Borrower, such approval not to be unreasonably withheld or delayed.

 “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be modified and supplemented and in effect from time to time.

 “Replacement Loan PRI Policy” has the meaning assigned to that term in Section 9.01(c).

“Required Payment” has the meaning assigned thereto in Section 4.05.

“Subject Creditor” has the meaning ascribed thereto in Section 5.08.

“Substitute Basis” has the meaning ascribed thereto in Section 5.02.

“Substitute Lender” has the meaning ascribed thereto in Section 5.08.

“Tranche A Lender” means a Lender that holds a Tranche A Loan Commitment or Tranche A Loan.

“Tranche A Loans” has the meaning ascribed thereto in Section 2.01(a).

“Tranche A Loan Commitment” means for each Tranche A Lender, the aggregate principal amount of Tranche A Loans which such Tranche A Lender is committed to disburse to the Borrower, as such commitment may be reduced from time to time pursuant to Section 2.08 of the Common Security Agreement.  The Tranche A Loan Commitments of the Tranche A Lenders as of the date hereof are set forth in Appendix B-1 to the Common Security Agreement.

“Tranche A Margin” means (a) for the period from and including the date hereof to and including the Completion Date, 3.25% per annum; (b) for the period from and excluding the Completion Date to but excluding the date two years after the Completion Date, 2.50% per annum; and (c) from and including the date two years after the Completion Date and at all times thereafter, 3.00% per annum.

“Tranche B Lender” means a Lender that holds a Tranche B Loan Commitment or Tranche B Loan.

“Tranche B Loans” has the meaning ascribed thereto in Section 2.01(b).

“Tranche B Loan Commitment” means for each Tranche B Lender, the aggregate principal amount of Tranche B Loans which such Tranche B Lender is committed to disburse to the Borrower, as such commitment may be reduced from time to time pursuant to Section 2.08 of the Common Security Agreement.  The Tranche B Loan Commitments of the Tranche B Lenders as of the date hereof are set forth in Appendix B-1 to the Common Security Agreement.

“Tranche B Margin” means 3.50% per annum.

“Taxes” has the meaning ascribed thereto in Section 5.05(a).

1.02                           Other Definitions; Headings.  The table of contents to this Agreement and section headings contained herein are for convenience of reference only and shall not affect the construction hereof.

1.03                           Interpretation.  Section 1.02 of the Common Security Agreement is hereby incorporated herein by reference as if fully set forth herein mutatis mutandis.

Section 2.                                            Loans and Prepayments.

2.01                           Loans.

(a)                                  Tranche A Loans.  Subject to the terms and conditions of this Agreement and the Common Security Agreement, and for the purposes described herein, each Tranche A Lender severally agrees to make loans (“Tranche A Loans”) to the Borrower in U.S. Dollars from time to time during the Availability Period in an aggregate principal amount up to but not exceeding the amount of the Tranche A Loan Commitment of such Lender.  If the full amount of any Tranche A Loan Commitment is not disbursed during the Availability Period, the amount of any undrawn portion thereof shall be automatically reduced to zero as provided in Section 2.08(a) of the Common Security Agreement. Subject to the terms and conditions of the Loan PRI Policy, the Tranche A Loans shall be covered by the Loan PRI Policy at all times.

(b)                                 Tranche B Loans.   Subject to the terms and conditions of this Agreement and the Common Security Agreement, and for the purposes described herein, each Tranche B

Lender severally agrees to make loans (“Tranche B Loans”) to the Borrower in U.S. Dollars from time to time during the Availability Period in an aggregate principal amount up to but not exceeding the amount of the Tranche B Loan Commitment of such Lender.  If the full amount of any Tranche B Loan Commitment is not disbursed during the Availability Period, the amount of any undrawn portion thereof shall be automatically reduced to zero as provided in Section 2.08(a) of the Common Security Agreement.

2.02                           Disbursements.  The Borrower shall give the Administrative Agent (who shall promptly notify the Lenders) a Notice of Disbursement for each disbursement of Loans hereunder as provided in Section 11.04 of the Common Security Agreement.  Except as to a disbursement of Loans which utilizes the unborrowed Commitments in full, each disbursement of Loans hereunder shall be in an amount which, taken together with the amount of simultaneous disbursements under other Senior Loan Agreements, is not less than US$5,000,000 and, if greater, is an integral multiple of US$2,000,000; provided, however, that in no event shall the aggregate amount of Tranche A Loans to be disbursed in accordance with any Notice of Disbursement, when added to the amount of Tranche A Loans outstanding, exceed the Current Amount Insured for Principal.

Not later than 11:00 a.m. New York time on the date specified in each Notice of Disbursement hereunder, each Lender shall make available the aggregate amount of the Loans to be made by it on such date to the Borrower by depositing the same in the Loan Proceeds Account in immediately available funds.

2.03                           Use of Proceeds.  The Borrower agrees that the proceeds of the Loans shall be used by it exclusively in accordance with Section 8.26 of the Common Security Agreement.

2.04                           Agent Fee.  The Borrower shall pay to the Administrative Agent, for its own account, the Administrative Agent’s fee in the amount set forth in the Administrative Agent fee letter dated December 1, 2005 between the Administrative Agent, the Borrower and the Sponsor, payable on the dates set forth in such fee letter.

2.05                           Commitment Fee.

(a)                                  The Borrower shall pay to the Administrative Agent for the account of each Tranche A Lender a commitment fee on the daily average unused amount of such Tranche A Lender’s Tranche A Loan Commitment, for the period from and including the date hereof to but excluding the Commitment Termination Date, at a rate per annum equal to 1.00%.  Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the Commitment Termination Date.

(b)                                 The Borrower shall pay to the Administrative Agent for the account of each Tranche B Lender a commitment fee on the daily average unused amount of such Tranche B Lender’s Tranche B Loan Commitment, for the period from and including the date hereof to but excluding the Commitment Termination Date, at a rate per annum equal to 1.00%.  Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the Commitment Termination Date.

2.06                           Political Risk Insurance Policies Premia.  Unless otherwise agreed in writing by the Administrative Agent (at the direction of all Tranche A Lenders) and the Borrower, the Borrower shall pay (or cause to be paid) to the Loan PRI Insurer, all fees, premia and other amounts payable from time to time in respect of the Loan PRI Policy (excluding any premia payment deducted or offset by the Loan PRI Insurer during the process of calculating a claim payment payable to one or more Tranche A Lenders) by no later than 11:00 a.m. New York time on the date due therefor.

2.07                           Lending Offices.  The Loans made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office.

2.08                           Several Obligations; Remedies Independent.

(a)                                  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and neither any Lender nor the Administrative Agent shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 The amounts payable by the Borrower at any time hereunder and under any Notes to each Lender shall be separate and independent obligations of the Borrower and each Lender shall be entitled, in accordance with the Common Security Agreement, to protect and enforce its rights arising out of this Agreement and any Notes held by it, and, except as otherwise provided in the Common Security Agreement, it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.09                           Records.

(a)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)                                 The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)                                  The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be conclusive evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)                                 Any Lender may request that Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit A hereto.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.05) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

(e)                                  The Borrower hereby irrevocably agrees that evidence of wire instructions demonstrating that a wire transfer of Loans was initiated by or on behalf of any Lender and credited to the Loan Proceeds Account pursuant to any Notice of Disbursement shall constitute sufficient evidence that the Borrower has received the proceeds of such Disbursement of Loans, and the Borrower is thereby obligated to repay such Loans in accordance with the terms of this Agreement and the Common Security Agreement.

2.10                           Voluntary Prepayments of Loans.  The Borrower shall have the right to prepay Loans, either in whole or in part, in accordance with the Common Security Agreement, at any time or from time to time.

2.11                           Mandatory Prepayments.  The Borrower shall be obligated to prepay the Loans pursuant to Sections 5.05(c)(ii), 5.08(c)(ii) and (iii), and 9.02 of the Common Security Agreement and Section 5.03 hereof.

2.12                           All Prepayments.  Amounts prepaid may not be reborrowed by the Borrower.  Any prepayment made by the Borrower pursuant to Sections 2.10 or 2.11 hereof or any provision of the Common Security Agreement shall be made together with all accrued but unpaid interest on amounts prepaid and all other amounts (including any amounts due pursuant to Section 5) then due from the Borrower hereunder.

2.13                           Change in Commitments.  Subject to Section 2.08 of the Common Security Agreement, the Borrower shall have the right at any time or from time to time to terminate or reduce the aggregate unused amount of the Commitments.  Any portion of the Commitments once terminated or reduced may not be reinstated.

Section 3.                                            Payments of Principal and Interest.

3.01                           Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of the Lenders, the principal amount of the Loans in nine consecutive semi-annual installments payable commencing on the first Principal Repayment Date and on each subsequent Principal Repayment Date thereafter, each such installment to be in an aggregate principal amount computed in accordance with the Amortization Schedule set forth in Exhibit B.  To the extent not previously paid, all Loans shall be due and payable on the Final Maturity Date.

3.02                           Interest.

(a)  Each Interest Period for a Borrowing shall (i) comply with the definition of the term “Interest Period” and (ii) be selected by the Borrower in the Notice of Disbursement applicable to such Borrowing or by notice (such notice, an “Interest Election Request”) to the

Administrative Agent not later than 11:00 a.m. New York City time on the third Business Day before the beginning of the applicable Interest Period, provided that in the absence of such selection by the Borrower in an Interest Election Request, an Interest Period will have a duration of three months and provided further, that each such election shall be for the same duration as elections made with respect to the same period under each other Senior Loan Agreement with respect to which the Borrower has the ability to elect the duration of Interest Periods.

(b)  The Borrower hereby promises to pay to the Administrative Agent, for the account of the Lenders, interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to, for each Interest Period, the LIBO Rate for such Loan for such Interest Period plus the applicable Margin for such Loan for such period plus, subject to Section 10.02(b) of the Common Security Agreement, upon the occurrence and during the continuance of any Event of Default under the Common Security Agreement (other than any Event of Default under clause (a) of Section 10.01 thereof relating to this Agreement for which a default rate is being applied in accordance with Section 3.02(d) below), the Default Margin.

(c)  Accrued interest on each Loan shall be payable (i) on each Interest Payment Date for such Loan and (ii) upon the payment or prepayment thereof (on the principal amount paid or prepaid).  Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to each of the Lenders and the Borrower.

(d)  If any installment of principal of any Loan or any other amount (including interest on a Loan or any fee hereunder) payable hereunder is not paid in full when due (whether at the stated due date, by acceleration, by mandatory prepayment or otherwise), the Borrower hereby agrees to pay from time to time upon demand interest on the amount past due and unpaid for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid, at a rate per annum equal to (i) in respect of principal, the Default Margin plus the greater of (A) the rate of interest payable in respect of such principal pursuant to Section 3.02(b) (or, if applicable, Section 5.02) in effect immediately prior to such default in payment and (B) the sum of the LIBO Rate for such Default Interest Period plus the Margin and (ii) in respect of such other amounts, the Default Margin plus the LIBO Rate for such Default Interest Period plus the Margin.

Section 4.                                            Payments; Pro Rata Treatment; Computations; Etc.

4.01                           Payments.

(a)  Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement (including fees and indemnities) shall be made in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its account with BNP Paribas, ABA number 026-007-689, account number 103-130-00103 (SWIFT code BNPAUS3N), not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)  Each payment received by the Administrative Agent under this Agreement for the account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

(c)  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02                           Pro Rata Treatment.  Except to the extent otherwise provided herein or in the Common Security Agreement:

(a) the Loans shall be disbursed by the Lenders pro rata in accordance with the principal amount of each respective Lender’s Commitment; all disbursements of Loans hereunder shall be made pro rata as between Tranche A Loans and Tranche B Loans based on the aggregate unutilized Commitments therefor;

(b) each payment of commitment fees under Section 2.05 in respect of the Commitments shall be made for the account of the Lenders pro rata in accordance with the principal amount of each respective Lender’s Commitment;

(c) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and

(d) each payment of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loans then due and payable to the respective Lenders.

4.03                           Computations.  Interest on Loans and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest and commitment fee are payable.

4.04                           Notices of Disbursement.  Notices of Disbursement delivered by the Borrower to the Administrative Agent shall be irrevocable, shall comply with the requirements of Section 11.04 of the Common Security Agreement, and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time at least five Business Days prior to the date designated for such disbursement.

If received later than 11:00 a.m. New York time on any day, such notice shall be effective on the next succeeding Business Day unless the Borrower is notified by the Administrative Agent that such notice shall be effective on the original Business Day.

The Administrative Agent shall notify the Lenders of the contents of each Notice of Disbursement promptly (and in any event by the Business Day after the Administrative Agent’s receipt thereof).

4.05                           Non-Receipt of Funds by the Administrative Agent.  Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which the Borrower is to make payment to the Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Borrower does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Borrower has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to that indicated by the Administrative Agent in a notice to such recipient(s) as the Administrative Agent’s cost of funds for such period (determined by the Administrative Agent in its sole discretion, which determination shall be conclusive) and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Borrower, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Borrower shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for pursuant to Section 3.02 (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Borrower under Section 3.02 to pay interest to such recipient(s) in respect of the Required Payment).  In the event that the Borrower and the recipient(s) both return the Required Payment to the Administrative Agent together with interest thereon as required hereby, the Administrative Agent shall promptly pay to the recipient(s) such Required Payment together with such interest paid by the recipient(s).

4.06                           Right to Setoff.  The provisions of Section 15.16 of the Common Security Agreement are incorporated herein mutatis mutandis.

Section 5.                                            Yield Protection, Etc.

5.01                           Additional Costs.

(a)                                  Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement, including any application of the Regulation D requirement, against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)                                  impose on any Lender or the London interbank market any other condition affecting this Agreement or any Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loans (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered to the extent not otherwise compensated under any other provision of the Financing Documents.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates from Lenders.  A certificate of a Lender setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                                  Reserve Requirement.  In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto) at any time that it is required to maintain reserves in respect of Eurocurrency Liabilities during any period during which the principal amount of any Loan is outstanding (each such period, for such Lender, a “LIBOR Reserve Period”), but only in respect of any period during which any reserve shall actually be maintained by such Lender for the Loans as a result of a reserve requirement applicable to it under Regulation D in connection with Eurocurrency Liabilities, then such Lender shall promptly give notice to the Borrower and the Administrative Agent of such determination, and the Borrower shall pay to such Lender additional interest on the unpaid principal amount of such Loan during such LIBOR Reserve Period at a rate per annum which shall, during each monthly period applicable to such Loan, be the amount by which (i) the LIBO Rate for such monthly period divided (and rounded upward, if necessary, to the next whole multiple of 1/100 of 1%) by a percentage equal to 100% minus the then-stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to such Lender in respect of Eurocurrency Liabilities exceeds (ii) the LIBO Rate for such monthly period.  Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such Loan or, if later demanded by any Lender, promptly on the next Principal Repayment Date of the Loans after such demand.  Each Lender agrees that, if it gives notice to the Borrower and the Administrative Agent of the existence of a LIBOR Reserve Period, it shall promptly notify the Borrower and the Administrative Agent of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to such Lender pursuant to the first sentence of this paragraph until such time, if any, as a subsequent LIBOR Reserve Period shall occur.

5.02                           Alternate Interest Rate.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period or Default Interest Period:

(a)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period or Default Interest Period; or

(b)  the Majority Bank Lenders reasonably determine and notify the Administrative Agent that (i) the LIBO Rate, for such Interest Period or Default Interest Period will not adequately reflect the cost to such Lenders of making or maintaining Loans, or maintaining any other amount hereunder not paid when due, for such Interest Period or Default Interest Period or (ii) deposits in U.S. Dollars in the London interbank market are not available to Lenders in the ordinary course of business in sufficient amounts to make and/or maintain their Loans, then the Administrative Agent shall notify the Borrower thereof and the following provisions shall apply:

(A)  During the thirty-day period following the date of any such notice (the “Negotiation Period”), the Administrative Agent (on behalf of the Lenders) and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the “Substitute Basis”) for determining the rate of interest to be applicable to Loans, and any other amounts hereunder not paid when due, from time to time and if, at the expiry of the Negotiation Period, the Administrative Agent (with the consent of all of the Lenders) and the Borrower have agreed upon a Substitute Basis and any required Government Approvals therefor have been obtained, the Substitute Basis shall take effect from such date (including such retroactive date) as the Administrative Agent (on behalf of the Lenders) and the Borrower may in such circumstance agree.

(B)  If at the expiry of the Negotiation Period, a Substitute Basis shall not have been agreed upon or any required Government Approvals therefor shall not have been obtained, the Administrative Agent shall notify the Borrower of the cost to the Lenders (as reasonably determined by them) of funding and maintaining the outstanding affected Loans, and any other amounts hereunder not paid when due for such Interest Period or Default Interest Period and the interest payable to the Lenders on Loans and such other amounts not paid when due to which such Interest Period or Default Interest Period applies shall be interest at a rate per annum equal to the cost of funding and maintaining such Loans or such other amounts as so notified by the Administrative Agent plus the applicable Margin plus, during any Interest Period or any Default Interest Period during the continuance of any Event of Default under Article X of the Common Security Agreement (other than any Event of Default under Section 10.01(a) thereof relating to this Agreement), the Default Margin.

The procedures specified in (A) and (B) above shall apply to each relevant period succeeding the first such period to which they were applied unless and until the Administrative Agent notifies the Borrower that the condition referred to in clause (a) of this Section 5.02 no longer exists or the Administrative Agent (at the request of the Majority Bank Lenders) notifies the Borrower that the condition referred to in clause (b) of this Section 5.02 no longer exists (which notice the Lenders agree to give or cause to be given promptly following the cessation of such condition), whereupon interest on Loans shall again be determined in accordance with the provisions of Section 3.02, effective commencing on the third Business Day after the date of such notice.

5.03                           Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender’s obligation to make Loans to the Borrower shall be suspended until such time as such Lender may again make Loans.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to maintain Loans, then, at the election of such Lender (by notice to the Administrative Agent, who shall promptly notify the Borrower), the Borrower will prepay, without any penalty or premium whatsoever, such Lender’s outstanding Loans in full (or in the amount of the affected portion thereof) together with accrued interest thereon and all other amounts payable to such Lender hereunder (including amounts payable under Section 5.04) to the Administrative Agent for account of such Lender, on the last day of the then current Interest Period or Default Interest Period for such Loans (or on such earlier date as shall be certified by the Lender as being the last permissible date for such prepayment under the relevant law, rule, regulation, treaty or directive), provided, however, that the Borrower shall not be obligated to make any such prepayment less than ten days following its receipt of such notice by the Administrative Agent.  Each Lender will designate a different Applicable Lending Office for the portion of its Commitment or Loans affected by such illegality if such designation will avoid the need for such a suspension or required prepayment or reduce the amount of the portion of the Commitment subject to suspension or the portion of the Loans subject to prepayment, as the case may be; provided, however, that no Lender shall be obligated to so designate a different Applicable Lending Office (i) located in the United States of America or (ii) if such Lender determines that such designation would be disadvantageous to such Lender compared to the designation of its then current Applicable Lending Office.

5.04                           Compensation.  Upon request of the Administrative Agent on behalf of any Lender, the Borrower shall pay to the Administrative Agent for the account of such Lender such amount or amounts as shall be sufficient to compensate it for any loss, cost or reasonable expense (other than in-house management costs or lost profit or margin) that such Lender has certified to the Borrower as being attributable to:

(a)  any payment or prepayment by the Borrower of a Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02 of the Common Security Agreement and prepayments made pursuant to Section 2.10 or Section 2.11 of this Agreement, but excluding prepayments pursuant to Section 9.02 of the Common Security Agreement) on a date other than the last day of an Interest Period for such Loan; or

(b)  any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 of this Agreement or in Article XI of the Common Security Agreement to be satisfied) to borrow a Loan from such Lender on the date for such disbursement for such Loan specified in the relevant Notice of Disbursement given pursuant to Section 2.02, other than any failure which results from such Lender wrongfully suspending its obligation or wrongfully failing to make Loans to the Borrower or wrongfully terminating its Commitment under this Agreement;

provided, however, that the Borrower shall not be required to compensate any Lender for losses, costs or expenses attributable to a mandatory prepayment made pursuant to Section 5.03 hereof.

Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid or prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for the disbursement of such Loan) at the applicable rate of interest for such Loan provided for herein (excluding, however, the applicable Margin or Default Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that otherwise would have accrued on such principal amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.  A certificate of such Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 5.04 and setting forth in reasonable detail the manner in which such amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

5.05                           Covered Taxes.  The Borrower agrees that, whether or not any Loan is made hereunder:

(a)  All payments of principal of and interest on the Loans and all other amounts payable on, under or in respect of this Agreement, the Loans or the Common Security Agreement by the Borrower to the Administrative Agent or any Lender or, in the case of amounts payable under Section 2.06, to the Loan PRI Insurer, including, without limitation, amounts payable by the Borrower under clause (b) of this Section 5.05 and amounts payable by the Borrower under Section 2.06, shall be made by the Borrower free and clear of, and without deduction or withholding for, any and all present and future income, stamp and other taxes and levies, imposts, deductions, charges, fees, compulsory loans and assessments whatsoever (including interest thereon and penalties with respect thereto, if any, collectively, “Taxes”), other than Excluded Taxes, imposed, assessed, levied or collected by any competent authority in Bolivia or any political subdivision or taxing authority thereof or therein or by any other jurisdiction from or through which payments of the Loans or other amounts payable by the Borrower hereunder and thereunder are made, that are so imposed, assessed, levied or collected in respect of this Agreement, the Loans, the Notes, the Common Security Agreement, the Security Documents, the execution, registration, enforcement, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees, commissions or other amounts made on, under or in respect thereof (hereinafter called “Covered Taxes”) all of which will be timely paid by the Borrower, for its own account.

(b)  The Borrower will indemnify the Administrative Agent and each Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Covered Taxes paid by the Administrative Agent or any Lender and any loss, liability, claim or expense, including interest, penalties, judgments, costs or disbursements and reasonable and documented legal fees, which the Administrative Agent or any Lender may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of Covered Taxes when due.  Each Lender and the Administrative Agent (as to amounts payable to it for its own account) agrees to notify the Borrower of all such Covered Taxes promptly upon becoming aware of the same.

(c)  In the event that the Borrower is required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, the Loans, the Notes or the other Financing Documents (including amounts payable under clause (b) of this Section 5.05), the Borrower shall pay the Administrative Agent and each Lender such additional amount as may be required, after the deduction or withholding of Covered Taxes (and any deduction or withholding applicable to additional amounts paid pursuant to this Section 5.05(c)), to enable the Person entitled to such amount to receive from the Borrower an amount equal to the full amount stated to be payable under this Agreement, the Loans or the other Financing Documents.

(d)  The Borrower shall furnish to the Administrative Agent original or certified copies of tax receipts in respect of any withholding by it of Covered Taxes required under this Section 5.05 as promptly as reasonably practicable after the date of each payment hereunder as to which such withholding is required, and the Borrower shall promptly furnish to the Administrative Agent any other information, documents and receipts that the Administrative Agent or any Lender may from time to time reasonably require to establish to its satisfaction that full and timely payment has been made by the Borrower of all Covered Taxes required to be paid under this Section 5.05.

5.06                           Mitigation.  If, as a result of a Change in Law, an event or circumstance occurs that would entitle a Lender to exercise any of the rights or benefits afforded by this Section 5, such Lender, if it determines to exercise such rights or benefits, promptly upon becoming aware of the same, shall take such steps as may be reasonably available to eliminate or mitigate the effects of such event or circumstance, to include, without limitation, designating a different Applicable Lending Office; provided, however, that such Lender shall not be under any obligation to take any step that would (a) result in its incurring additional costs or taxes or (b) otherwise be disadvantageous to such Lender.

5.07                           Applicable Lending Offices.  A Lender may change its Applicable Lending Office for any Loan to any location that would not at the time of such change increase the amount payable by the Borrower pursuant to Section 5.05 by written notice to the Administrative Agent, the Collateral Agent and the Borrower and such notice shall be effective for purposes of this Agreement as of the date specified therein.

5.08                           Replacement Lender.  Subject to the last sentence of this Section 5.08, if any Lender (a “Subject Creditor”) (a) claims material compensation from the Borrower under (or suspends certain of its obligations by virtue of) Section 5.01, 5.03, 5.04 or 5.05 hereof (without prejudice to any amounts then due to such Lender under Section 5.01, 5.03, 5.04 or 5.05 hereof) or (b) fails to make any Loan required to be made by it on the date specified therefor, the Borrower may designate a willing bank or other financial institution (a “Substitute Lender”) acceptable to the Majority Bank Lenders, that may or may not at such time be a Lender, to assume in accordance with Section 10.05(b) hereof all (but not part of) the Commitments and the obligations of such Subject Creditor hereunder and to purchase the outstanding Loans held by such Subject Creditor and such Subject Creditor’s rights hereunder, in each case on a date mutually acceptable to the Substitute Lender and the Borrower, without recourse upon, or warranty by, or expense to, such Subject Creditor, for a purchase price equal to the outstanding principal amount of the Loans held by such Subject Creditor plus all interest accrued thereon and all other amounts owing to such Subject Creditor hereunder, and upon such assumption and purchase by the Substitute Lender, such Substitute Lender shall be deemed to be a “Lender” for purposes of the Financing Documents and a “Lender” hereunder (except as provided in the next succeeding sentence) and such Subject Creditor shall cease to be a “Lender” for purposes of the Financing Documents and a “Lender” hereunder (but shall continue to benefit from Sections 5.01, 5.05 and 10.06 hereof and Section 15.14 of the Common Security Agreement) and shall no longer have any obligations hereunder.  Anything in the foregoing to the contrary notwithstanding, unless the Administrative Agent otherwise agrees, a Substitute Lender that is a bank or other financial institution that (1) has not assumed all risks of a Lender hereunder (by virtue of a participation to another Person or otherwise) or is unable to vote independently its interests hereunder (by virtue of an agreement with another Person or otherwise) or (2) has received any direct or indirect additional collateral or support for its extensions of credit hereunder shall not be permitted to (x) attend confidential Lender meetings among the other Lenders and their advisors, (y) receive confidential communications of the other Lenders or their advisors or (z) vote its Commitments or its Loans on any matter where the vote of the Lenders or any of them is necessary or advisable (and, in the event that such a vote is taken, the Commitments and the Loans of such Substitute Lender shall be disregarded for purposes of computation).

Section 6.                                            Conditions Precedent.

6.01                           Initial Loans.  The obligation of each Lender to make its initial Loan hereunder is subject to the satisfaction (or waiver by each Lender and, to the extent required by the terms of the Loan PRI Policy, by the Loan PRI Insurer) of each of the following conditions:

(a)  Satisfaction of Common Conditions Precedent.  The common conditions precedent set forth in Sections 11.01, 11.02 and 11.03 of the Common Security Agreement shall have been satisfied (or waived as provided therein) and each Lender shall have received copies of the notices to such effect required to be given by each Lender Group pursuant to Section 11.04(e) of the Common Security Agreement;

(b)  Political Risk Insurance.  (i) The Administrative Agent and each Tranche A Lender shall have received a copy of the Loan PRI Policy duly executed and in full force and effect in form and substance satisfactory to each Tranche A Lender, and (ii) the Administrative Agent shall have received a completed and executed Cover Schedule covering an amount not less than $220,763,095.60; and

(c)  Notes.  A promissory note evidencing the obligation of the Borrower to pay the principal of the Loans shall have been duly completed, executed and delivered to each Lender requesting such promissory note.

6.02                           Each Loan.  The obligation of each Lender to make any Loan hereunder, including its initial Loan, is subject to the satisfaction (or waiver, in the case of the initial disbursement, by each Lender and, in the case of any subsequent disbursement, the Majority Bank Lenders (save as provided in Section 10.03(a)) and, to the extent required by the terms of the Loan PRI Policy, by the Loan PRI Insurer) of the following conditions:

(a)  Satisfaction of Common Conditions Precedent.  The common conditions precedent set forth in Section 11.03 of the Common Security Agreement shall have been satisfied (or waived as provided therein);

(b)  Notice of Disbursement.  The aggregate amount of Tranche A Loans requested in any Notice of Disbursement shall not, when added to the amount of Tranche A Loans outstanding as of the date of such Notice of Disbursement, exceed the Current Amount Insured for Principal; and

(c)  Political Risk Insurance.  The Loan PRI Policy, with a Current Amount Insured for Principal equal to or greater than the aggregate principal amount of the Tranche A Loans outstanding plus the amount of the Tranche A Loans requested in accordance with the terms of the Notice of Disbursement, shall continue to be in full force and effect and all fees, premiums and other amounts payable in respect thereof shall have been paid in accordance therewith.

Section 7.                                            Representations and Warranties.  In addition to the representations and warranties contained in Article VII of the Common Security Agreement, the Borrower represents and warrants that, as of the date hereof and as of each date of a disbursement of Loans hereunder:

(a)  Loan PRI Policy Project Information.  All information contained in the Loan PRI Policy Application provided by the Borrower in relation to the scope and nature of the Project (as such term is defined in the Loan PRI Policy) is true and correct in all material respects as of the date of this Agreement.

Section 8.                                            Covenants.

8.01                           Common Security Agreements Covenants.

(a)  Common Security Agreements Covenants.  The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under this Agreement remains unpaid, it shall observe and perform each of the covenants set forth in Article VIII of the Common Security Agreement, which covenants and agreements are incorporated by reference in this Agreement as if fully set forth herein, in accordance with their terms unless waived in accordance with the Common Security Agreement.

(b)  Central Bank Filing.  As soon as practicable but in any event no later than 10 Business Days after the date of execution and delivery of this Agreement, the Borrower shall file the requisite information regarding the Loans with the Bolivian Central Bank and shall provide the Administrative Agent with evidence of such registration promptly upon such filing.

8.02                           PRI Policy.

(a)  The Borrower agrees that, in the event the Administrative Agent notifies the Borrower that it has or intends to file a claim on behalf of the Tranche A Lenders for payment under the Loan PRI Policy the Borrower shall (i) act at all times with due diligence and use all reasonable efforts to avoid or minimize loss (as such term is defined in the Loan PRI Policy), including (A) pursuing in consultation with the Administrative Agent all reasonable diplomatic, legal, administrative, judicial and informal means which may be reasonably available for the minimization or recovery of any loss including the application for any injunctive or peremptory relief and (B) with respect to a potential loss due to the inability to convert Bolivianos to Dollars or to transfer Bolivianos or Dollars from Bolivia for the purpose of making payments in respect of Senior Loan Obligations, taking all reasonable steps to effect conversion and transfer of the funds through any legal means and it shall co-operate fully with the Loan PRI Insurer in the investigation of any claim, the resolution of any potential claim situation and the pursuit of any claim salvage, such co-operation to include disclosure of records and documents and the making available of witnesses and (ii) reasonably cooperate in good faith with the Administrative Agent, the Tranche A Lenders and the Loan PRI Insurer with respect to any verification of claim eligibility or amount by the Loan PRI Insurer (including, but not limited to providing evidence, documentation, information, certificates and other forms of proof reasonably requested in connection therewith).

(b)  The Borrower shall not take action or omit to take action which would either permit the termination of the Loan PRI Policy prior to its stated term or give rise to an exclusion or defense to payment applicable to an insured loss thereunder.

Section 9.                                            Events of Default; Remedies.

9.01                           Events of Default.  Each of the following events shall be an “Event of Default” under this Agreement:

(a)  Common Security Agreement Events of Default.  The occurrence and continuance of any Event of Default (as defined in the Common Security Agreement) set forth in Section 10.01 of the Common Security Agreement.

(b)  Loan Agreement Events of Default.  The Borrower fails to perform or observe any covenant, agreement or obligation to be performed or observed by it under this Agreement (other than a covenant or agreement also set forth in the Common Security Agreement), and such failure continues uncured for a period of 30 days after notice to the Borrower specifying the failure and requesting its cure.

(c)  Termination of Loan PRI Policy.  The Loan PRI Policy (or any material provision thereof) is declared to be void or is terminated by the Loan PRI Insurer or is declared to be unenforceable against the Loan PRI Insurer by an arbitration award unless the Loan PRI Policy has been replaced by an alternative insurance policy covering similar risks to those insured under the Loan PRI Policy, on terms reasonably acceptable to the Tranche A Lenders and with insurers acceptable to the Tranche A Lenders holding more than 50% of the aggregate amount of uncancelled and undrawn Tranche A Loan Commitments and outstanding Tranche A Loans (a “Replacement Loan PRI Policy”) within 60 days of such declaration or termination.

9.02                           Remedies.

(a)  Common Security Agreement Remedies.  Upon the occurrence and continuance of an Event of Default described in Section 9.01(a) hereof, the Lenders shall have, subject to the terms of the Common Security Agreement, each of the rights and remedies provided in Article X of the Common Security Agreement (in addition to any and all other available remedies at law and in equity, except as expressly set forth herein and in the Common Security Agreement).

(b)  Single Lender Group Event of Default Remedies.  Immediately upon the occurrence and during the continuance of an Event of Default described in Section 9.01(b) or 9.01(c) hereof, the Administrative Agent may, and if instructed by the Majority Bank Lenders (or, in the case of Section 9.01(c), by Tranche A Lenders holding more than 50% of the outstanding Tranche A Loans) shall, by notice to the Borrower terminate the Commitments and/or declare the principal amounts then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable and such notice deemed given, without presentment, demand, notice, protest or other formalities of any kind, all of which are expressly waived by the Borrower.

Section 10.                                      Miscellaneous.

10.01                     Waiver.  Except as expressly provided herein, no failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

10.02                     Notices.

(a)  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be (i) in writing (including telex or telecopier) and (ii) telexed, telecopied or sent by overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified in the signature pages hereto, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto.

(b)  All such notices and communications shall be effective (i) if sent by telex, when sent (with the correct answerback), (ii) if sent by telecopier, when sent (on receipt of written or oral confirmation of receipt) and (iii) if sent by courier, (A) one day after deposit with an overnight courier if for inland delivery and (B) three days after deposit with an international courier if for overseas delivery.  Notice of any address or facsimile number change shall be effective only upon receipt.

10.03                     Amendments, Etc.  Except as otherwise expressly provided in this Agreement and subject to Section 15.18 of the Common Security Agreement, any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Bank Lenders (or the Administrative Agent acting with the express written consent of the Majority Bank Lenders), and any provision of this Agreement may be waived only by an instrument in writing signed by the Majority Bank Lenders (or by the Administrative Agent acting with the express written consent of the Majority Bank Lenders) and no such consent by the Borrower shall be required in the case of such a waiver; provided, however, that, and subject to Section 15.18 of the Common Security Agreement:  (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders:  (i) increase, or extend the term of any Commitments, or extend the time for the termination of any Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any commitment or other fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any commitment or other fee payable hereunder, or alter the basis for calculating any such obligations, (v) alter the rights or obligations of the Borrower to prepay Loans, (vi) alter the terms of this Section 10.03 or Section 4.02, (vii) modify the definition of the term “Majority Bank Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent to initial disbursement of Loans on the Initial Disbursement Date set forth in Section 6, (viii) waive the condition precedent to the disbursement of Loans set forth in Section 6.02(c) or (ix) relinquish or diminish any security or support for the Borrower’s obligations hereunder; (b) any amendment, modification or supplement of this Agreement insofar as it relates to the rights, duties or obligations of the Administrative Agent shall require the consent of the Administrative Agent; (c) any amendment, modification or supplement requiring the consent of the Loan PRI Insurer under the Loan PRI Policy shall require the Loan PRI Insurer’s consent under this Agreement; and (d) any amendment, modification or supplement of this Agreement insofar as it relates only to the rights of the Tranche A Lenders (as such) shall require the consent of the Tranche A Lenders holding more than 50% of the aggregate amount of uncancelled and undrawn Tranche A Loan Commitments and outstanding Tranche A Loans.  Any amendment, modification, supplement or waiver hereunder shall be for such period and shall be subject to such conditions as shall be specified in the instrument effecting the same and shall be effective only in the specific instance and for the purpose for which given.  Except as specifically set forth herein, the Administrative Agent shall take direction under this Agreement from the Majority Bank Lenders.

10.04                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.05                     Assignments and Participations.

(a)  The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of all of the Lenders and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b)  Each of the Lenders may assign any and all of its rights and obligations hereunder (including all or a portion of its Commitment and/or the Loans at the time owing to it) (which assignment shall be deemed to include such Lender’s corresponding rights and obligations under the other Financing Documents, as a “Lender”) upon prior written notice to the Administrative Agent and the Borrower, and with the consent of the Borrower (such consent not to be unreasonably withheld), provided, however, that (i) no such consent by the Borrower shall be required in the case of an assignment to another Lender, to an Affiliate of a Lender, to the Loan PRI Insurer or to a bank, financial institution or other entity that makes or invests in commercial loans in the ordinary course of its business, and that has (or is an affiliate of an entity that has) a combined capital surplus of at least U.S.$500 million, (ii) no such consent of the Borrower shall be required during a Default or Event of Default, (iii) each such assignment by a Lender of its Loans and Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee and (iv) any assignment of Tranche A Loans and Tranche A Loan Commitments shall be made in compliance with the notice and any other requirements of the Loan PRI Policy.  Upon execution and delivery by the assignor and assignee (other than the Loan PRI Insurer) to the Borrower and the Administrative Agent, and execution by the Administrative Agent, of an assignment and acceptance agreement substantially in the form of Exhibit C hereto (such agreement, an “Assignment and Acceptance”), the assignee shall have, to the extent of such assignment, the rights, obligations and benefits of a Lender hereunder holding the Commitment and Loans (or portion(s) thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment and Loans (or portion(s) thereof) so assigned.  In the case of an assignment of

Tranche A Loans to the Loan PRI Insurer in connection with a claim under the Loan PRI Policy, upon execution by the assignor of a written instrument in the form agreed between the assignor and the Loan PRI Insurer (an “Assignment to Insurer”), and notice thereof to the Administrative Agent, the Loan PRI Insurer shall have, to the extent of such assignment, the rights, obligations and benefits of a Lender hereunder holding the Tranche A Loans (or portion thereof) assigned to it.  In the case of an Assignment and Acceptance or an Assignment to Insurer covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.01, 5.05 and 10.06 of this Agreement and Section 15.14 of the Common Security Agreement.

(c)  Each Lender may, without the consent of or notice to the Borrower, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.03(a) that affects such Participant.  Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.01 and 5.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.02 as though it were a Lender.

(d)  A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(e)  No sale of a participation by a Lender shall alter such Lender’s obligations under this Agreement.  The Borrower and the Administrative Agent shall, notwithstanding any sale of a participation, be entitled to continue to deal solely and directly with such Lender.

(f)  A Lender or the Administrative Agent, as the case may be, may furnish any information concerning the Borrower in the possession of such Lender or the Administrative Agent from time to time to assignees and Participants (including prospective assignees and Participants) subject to the confidentiality provisions set forth in Section 15.07 of the Common Security Agreement.

(g)  Assignment of Loans to Loan PRI Insurer.  Each Tranche A Lender may assign, in whole or in part, its interest in the Tranche A Loans to the Loan PRI Insurer pursuant to the Loan PRI Policy (or any Replacement Loan PRI Policy) without any restrictions contained herein or otherwise.  The Borrower hereby agrees to cooperate with the Administrative Agent, such Tranche A Lender and the Loan PRI Insurer and to take all actions necessary to effect any such assignment.  In the event that the Loan PRI Insurer makes a payment pursuant to the Loan PRI Policy to any Tranche A Lender, the Borrower and the Tranche A Lenders shall recognize the Loan PRI Insurer’s full rights of subrogation to the Tranche A Lender to whom the claim payment was made, including to share pro rata with the other Tranche A Lenders in payments received and distributed according to the terms of this Agreement.

10.06       Survival/Reinstatement.  The obligations of the Borrower under Section 5 shall survive the repayment of the Loans and the termination of the Commitments.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Lender.  In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

10.07       No Immunity.  To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Agreement.

10.08       Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

10.09       GOVERNING LAW AND SUBMISSION TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  The provisions of Section 15.12 of the Common Security Agreement are incorporated herein mutatis mutandis.  The Borrower confirms its appointment of CT Corporation System as agent for service of process, pursuant to Section 15.12(c) of the Common Security Agreement.

10.10       WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE LENDERS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR OTHER THEORY.

10.11       Judgment Currency.  This is an international loan transaction in which the specification of U.S. Dollars and payment in New York, New York, United States of America is of the essence, and U.S. Dollars shall be the currency of account in all events.  The provisions of Section 15.13 of the Common Security Agreement are incorporated herein mutatis mutandis.

10.12       Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

The Borrower

MINERA SAN CRISTÓBAL S.A.

By:	/s/ Jeffrey G. Clevenger
Name: Jeffrey G. Clevenger
Title: Director

Address for Notices:	Minera San Cristóbal
Calle Campos No. 265
P.O. Box 13790
La Paz, Bolivia

Attention:	President
Fax No.:	+591 2 433737
Telephone No.:	+591 2 433800

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                                , that she/he is a                                  of                                              , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

The Administrative Agent

BNP PARIBAS,
as Administrative Agent

By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Managing Director

By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Vice President

Address for notices:	BNP Paribas
787 7th Avenue
New York, NY 10019

Attention:	Chris Weik
Fax No.:	(212) 471-6697
Telephone No.:	(212) 471-6651

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                              , that she/he is a                                           of                                                , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

2

The Lenders

Commitment

US$25,000,000	BARCLAYS BANK PLC,
as a Tranche A Lender

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Attorney in Fact

	Lending Office:	Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB

	Address for notices:	Barclays Bank PLC
Mining and Metals IBD
5 The North Colonnade
Canary Wharf
London E14 4BB

	Attention:	Grant Willis/David Ellis
	Fax No.:	+44 207 773 0402
	Telephone No.:	+44 207 77 30339
	Telephone No.:	+44 207 77 31429

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                              , that she/he is a                                           of                                               , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

3

Commitment

US$25,000,000	BNP PARIBAS,
as a Tranche A Lender

	By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Managing Director

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Vice President

	Lending Office:	BNP Paribas
787 7th Avenue
New York, NY 10019

	Address for notices:	BNP Paribas
787 7th Avenue
New York, NY 10019

	Attention:	Chris Weik
	Fax No.:	(212) 471-6697
	Telephone No.:	(212) 471-6651

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                               , that she/he is a                                           of                                               , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

4

Commitment

US$20,000,000	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Tranche A Lender

	By:	/s/ John W. Wade
Name: John W. Wade
Title: Director

	Lending Office:	Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas
6th Floor
New York, NY 10036

	Address for notices:	Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas
6th Floor
New York, NY 10036

	Attention:	Ellen Turkel
	Fax No.:	(212) 536-9258
	Telephone No.:	(212) 801-9708

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                   , that she/he is a                                           of                                          , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

5

Commitment

US$20,000,000	KFW,
as a Tranche A Lender

	By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Attorney in Fact

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Attorney in Fact

	Lending Office:	KfW
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main

	Address for notices:	KfW IPEX-Bank
Dept. X1a1
Natural Resources
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main

	Attention:	Dirk Sindermann
	Fax No.:	+49 69 7431 2016
	Telephone No.:	+49 69 7431 2257

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                     , that she/he is a                                           of                                          , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

6

Commitment

US$17,500,000	NATEXIS BANQUES POPULAIRES,
as a Tranche A Lender

	By:	/s/ Amit Roy
Name: Amit Roy
Title: Vice President

	By:	/s/ Anthony Perna
Name: Anthony Perna
Title: Vice President

	Lending Office:	Natexis Banques Populaires
1251 Avenue of the Americas
34th Floor
New York, NY 10020

	Address for notices:	Natexis Banques Populaires
1251 Avenue of the Americas
34th Floor
New York, NY 10020

	Attention:	Amit Roy
	Fax No.:	(212) 872-5162
	Telephone No.:	(212) 872-5123

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                     , that she/he is a                                           of                                          , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

7

Commitment

US$15,000,000	CATERPILLAR FINANCIAL SERVICES (UK) LTD., as a Tranche A Lender

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Attorney in Fact

	Lending Office:	Caterpillar Financial Services (UK) Ltd.
2405 Stratford Road
Hockley Heath
West Midlands B94 6NW
United Kingdom

	Address for notices:	Caterpillar Financial Services (UK) Ltd.
2405 Stratford Road
Hockley Heath
West Midlands B94 6NW
United Kingdom

	Attention:	Nicola Croucher
	Fax No.:	+44 1564 78 64 19
	Telephone No.:	+44 1564 78 64 37

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                     , that she/he is a                                           of                                          , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

8

Commitment

US$12,500,000	N M ROTHSCHILD & SONS LIMITED,
as a Tranche A Lender

	By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Attorney in Fact

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Attorney in Fact

	Lending Office:	N M Rothschild & Sons Limited
New Court
St. Swithin’s Lane
London EC4P 4DU

	Address for notices:	N M Rothschild & Sons (Denver) Inc.
1700 Lincoln Street
Suite 3990
Denver, CO 80202

	Attention:	George Pyper
	Fax No.:	(303) 607-0998
	Telephone No.:	(303) 607-9890

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                    , that she/he is a                                           of                                              , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

9

Commitment

$US10,000,000	EXPORT DEVELOPMENT CANADA,
as a Tranche A Lender

	By:	/s/ Anton Pfisztner
Name: Anton Pfisztner
Title: Project Finance – Financial Services Manager

	Lending Office:	Export Development Canada
151 O’Connor Street
Ottawa, Canada K1A 1K3

	Address for notices:	Export Development Canada
151 O’Connor Street
Ottawa, Canada K1A 1K3

	Attention:	Isha Aggarwal
	Fax No.:	(613) 598-3186
	Telephone No.:	(613) 598-3268

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                     , that she/he is a                                           of                                                , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

10

Commitment

US$10,000,000	FORTIS CAPITAL CORP.,
as a Tranche A Lender

	By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Attorney in Fact

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Attorney in Fact

	Lending Office:	Fortis Capital Corp.
520 Madison Avenue
New York, NY 10022

	Address for notices:	Fortis Capital Corp.
520 Madison Avenue
New York, NY 10022

	Attention:	Darrel Ho/Jaime Silver
	Fax No.:	(212) 340-5420
	Telephone No.:	(212) 340-5424
(212) 340-5423

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                     , that she/he is a                                           of                                          , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

11

Commitment

US$10,000,000	NORDKAP BANK AG,
as a Tranche A Lender

	By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Attorney in Fact

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Attorney in Fact

	Lending Office:	Nordkap Bank AG
Thurgauerstrasse 54
8050 Zurich
Switzerland

	Address for notices:	Nordkap Bank AG
Thurgauerstrasse 54
8050 Zurich
Switzerland

	Attention:	Flavia Sennhauser
	Fax No.:	+41 44 306 4911
	Telephone No.:	+41 44 306 4926

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                     , that she/he is a                                          of                                          , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

12

Commitment

US$10,000,000	RMB INTERNATIONAL (DUBLIN) LIMITED,
as a Tranche A Lender

	By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Attorney in Fact

	By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Attorney in Fact

	Lending Office:	RMB International (Dublin) Limited
Iona Building
158 Shelborne Road
Ballsbridge
Dublin 4

	Address for notices:	RMB International (Dublin) Limited
1 Merchant Place
1 Fredman Dr.
Sandton 2146 South Africa

	Attention:	Caroline Donally
	Fax No.:	+27 11 282 8318
	Telephone No.:	+27 11 282 1874

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 1st day of December in the year 2005, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that she/he resides at                                                                                                     , that she/he is a                                           of                                          , the corporation described in and which executed the above instrument; and that she/he signed her/his name thereto by order of the board of directors of said institution.

Notary Public

My commission expires:

13

EXHIBIT A

FORM OF NOTE

NOTE

$[ ]	[ ], 2005

New York, New York

FOR VALUE RECEIVED, MINERA SAN CRISTÓBAL, S.A., a sociedad anónima organized under the laws of Bolivia (the “Borrower”), hereby unconditionally promises to pay to the order of [                                ] (the “Lender”), at such of the offices of [                  ] (the “Administrative Agent”) as shall be notified to the Borrower from time to time, the principal sum of [COMMITMENT DOLLAR AMOUNT] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal of such Loan, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached to this Note or any continuation of such schedule; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or under this Note in respect of the Loans made by the Lender.

This Note evidences Loans made by the Lender under the Loan Agreement dated as of December 1, 2005 (as modified and supplemented and in effect from time to time, the “Loan Agreement”) between the Borrower, each of the lenders that is or may become party to the Loan Agreement (collectively, the “Lenders”), and BNP Paribas as Administrative Agent for the Lenders.  Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions supplied therein.

Except as permitted by Section 10.05 of the Loan Agreement, this Note may not be assigned by the Lender to any other Person.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, and all other notices of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MINERA SAN CRISTÓBAL, S.A.

By:

Name:

SCHEDULE TO NOTE

This Note evidences Loans made under the Loan Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, and prepayments of principal set forth below:

Date Made	Amount of Loan	Interest Period	Paid or Prepaid	Balance Outstanding

EXHIBIT B

AMORTIZATION SCHEDULE

Repayment	% of Original Principal Amount to be Repaid
December 2008	11.00%
June 2009	11.90%
December 2009	13.00%
June 2010	13.60%
December 2010	13.50%
June 2011	12.90%
December 2011	12.90%
June 2012	7.60%
December 2012	3.60%

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement dated as of December 1, 2005, among Minera San Cristóbal S.A., as Borrower, each of the Lenders party thereto, BNP Paribas as Administrative Agent for the Lenders (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.

1.             Assignment and Assumption.  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms hereof and the terms of the Loan Agreement, as of the Effective Date set forth in Schedule 1 attached hereto, the interests set forth in Schedule 1 hereto, including (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

2.             Representations and Warranties.

2.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of the Loan Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Agreement.

2.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.02(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

3.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4.             General Provisions.  This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement.  This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

2

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

3

[Consented to and Accepted](1):

[MINERA SAN CRISTÓBAL S.A.],

  as Borrower

By

  Title:

Acknowledged:

[NAME OF ADMINISTRATIVE AGENT]

as Administrative Agent

By

  Title:

(1)                                  To be added only if the consent of the Borrower is required under Section 10.05 of the Loan Agreement.

4

ANNEX 1
to Form of Assignment
and Assumption Agreement

ASSIGNED INTEREST

1.	Assignor:

2.	Assignee:

[and is a Lender/a Lender/an Affiliate of [identify Lender](1)]

3.	Borrower(s):

4.	Administrative Agent:	, as the administrative agent under the Loan Agreement

5.	Loan Agreement:	The $[ ] Loan Agreement dated as of [ ], 200[ ] among Minera San Cristóbal S.A., as Borrower, each of the Lenders party thereto and [ ] as Administrative Agent for the Lenders.

6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(2)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                                , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(1)                                Select as applicable.

(2)                                Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.